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                                                                    EXHIBIT 99.1


MICROCIDE PHARMACEUTICALS ANNOUNCES THE FORMATION OF ICONIX
PHARMACEUTICALS, INC. AND A PRIVATE PLACEMENT OF $12.5 MILLION BY
ICONIX

Mountain View, CA, January 14, 1998 /PRNewswire/ -- Microcide Pharmaceuticals, Inc. (Nasdaq: MCDE) announced today the formation of a chemical genetics company, Iconix Pharmaceuticals, Inc., which will seek to extend Microcide's microbial genomics research into a technology platform with broad applicability to human diseases. Through a private placement, Iconix has arranged a $12.5 million equity investment from the venture investors Abingworth Management, Institutional Venture Partners and Kleiner Perkins Caufield & Byers at a post-money valuation of approximately $25 million. Including the effects of an options pool, Microcide will hold approximately 35% of the pro forma fully diluted outstanding equity of Iconix. In connection with this transaction, Microcide and Iconix have entered into a series of agreements covering the transfer of certain technologies from Microcide to Iconix, joint technology development in core drug discovery areas, and provision of support services by Microcide to Iconix for the next three years. Finally, Microcide and Iconix have entered into a research agreement whereby Iconix will apply its chemical genomics technology to an antiviral drug discovery and development program in collaboration with Microcide.

Microcide was founded in December 1992 to discover, develop and commercialize novel antibiotics for the treatment of serious bacterial infections. For over three years, Microcide has been applying its proprietary Targeted Genomics technology whereby it creates and uses bacterial and fungal genetic mutants to quickly and directly identify genes required either for in vitro viability or for pathogenicity in man. Creating genetic potentiation assays rather than biochemical assays, Microcide utilizes many targets simultaneously in high throughput screening to create multi-dimensional biological profiles of each compound tested. The advantages of such an approach are its focus only on the pharmaceutically relevant portion of an organism's genome, and its utilization of many targets simultaneously, thereby generating a wealth of biological information not only on the compounds tested, but also on the interrelated functioning of the genes themselves.

During 1997, Microcide explored ways to extend this methodology to mammalian systems and has developed an approach using Surrogate Genetics. Iconix plans to engineer human genes in surrogate hosts to create high throughput assays (Activity Reporter Cells) to screen for small molecule agonists or antagonists. By rapidly identifying chemical modulators of human genes in parallel for targets of known and unknown function, Surrogate Genetics is expected to allow Iconix to generate powerful databases of metabolic pathways, gene functions and compound sensitivities -- and, specific inhibitors identified in the assays are expected to represent useful leads for drug development.

After a thorough analysis of various alternatives, Microcide determined that the Surrogate Genetics technology would best be pursued through Iconix for a number of reasons. First, Microcide's core mission is the discovery and development of antimicrobials, and the Company is determined to maintain focus on that mission. Second, establishment of Iconix should enhance the ability to recruit and incent key personnel as well as to create focus on its core mission of extending Surrogate

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Genetics to as many therapeutic categories as possible. Finally, the establishment of Iconix and the equity financing of $12.5 million provides Iconix with the financial resources to aggressively advance its research approach, allows Iconix to independently seek financing in the future, and retains for Microcide a significant equity stake in the future performance of Iconix.

Microcide and Iconix plan to have a close working relationship over the next several years through a Core Technology Development and License Agreement, a Support Services Agreement and an Antiviral and Surrogate Genetics Research Collaboration. Through the Technology Agreement, Microcide and Iconix will work together over the next three years to jointly develop and utilize new technology in the areas of molecular diversity, high throughput screening, biological and chemical informatics, and genome sciences, leveraging these capabilities across both companies. Pursuant to the Support Services Agreement, Microcide will provide Iconix with a number of services including accounting and finance, facilities, and various scientific support services.

In addition, Microcide becomes Iconix's first corporate partner through a three-year Antiviral Research Collaboration. During this term, extendible at Microcide's option for two additional one-year periods, Iconix will apply Surrogate Genetics to a number of viral disease targets in the search for novel inhibitors. Microcide will provide Iconix with research support of $6.1 million over the three years of the collaboration. Microcide will have worldwide development, manufacturing and marketing rights to antiviral products which emerge from the collaboration and Iconix will receive milestone payments of $11 million for the first product and $10.5 million for subsequent products, in addition to royalties on worldwide sales.

Dr. Keith Bostian, formerly Chief Operating Officer of Microcide, will become President and Chief Executive Officer of Iconix, and Dr. Hugh Rienhoff of Abingworth Management will serve as Chairman of the Board of Directors. Dr. Bostian will continue to serve as an active member of the Microcide Board of Directors and has become a consultant to Microcide for a two-year period. During the first year of the consulting arrangement, Dr. Bostian will devote a significant amount of his time providing scientific and strategic consulting to Microcide, working closely with Microcide's recently appointed Senior Vice President of Research and Development, Dr. George H. Miller, to give priority attention to program activities with Microcide's corporate partners (Daiichi, Johnson & Johnson and Pfizer).

Microcide is a biopharmaceutical company dedicated to the discovery, development and commer cialization of novel antimicrobials for the treatment of serious bacterial and fungal infections. The Company's research programs address the growing problem of bacterial drug resistance through two principal themes: (i) Targeted Antibiotics, which focuses on developing novel antibiotics and antibiotic potentiators to overcome bacterial resistance mechanisms, and (ii) Targeted Genomics, which utilizes bacterial genetics to discover new classes of antibiotics and other novel treatments for bacterial diseases. Microcide has also extended its functional genomics technology platform into an antifungal program designed to discover broad spectrum fungicidal agents. Through its collabo ration with Iconix, Microcide plans to further extend its genomics technology into the search for novel antiviral therapeutics.



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Iconix is a chemical genetics drug company founded to advance the application of genomics to the discovery and development of drugs for the improved treatment of human diseases through the use of chemistry to define gene function and disease relevance, and the use of surrogate genetics to rapidly identify chemical modulators and drug leads for genes of known and unknown function. The Company's research programs integrate and use information from its chemical genetics technology platform with parallel informatics systems, linking gene targets, drug reactivities and disease pathologies over a wide range of human diseases.
In its first major collaborative partnership with Microcide, Iconix has begun drug screening for viral disease targets for a number of clinically relevant human viral pathogens, including Hepatitis B and C, Herpesviruses, and Influenza. Additional programs are being established to focus on specific human gene families, biochemical pathways, novel genes and therapeutic areas.

The statements in this press release that are related to the future research of Iconix, the anticipated collaboration and joint research efforts of Microcide and Iconix, the payment of research support and milestone payments, the potential development of commercial products, and the future funding of Iconix are forward-looking statements based upon current expectations. Such forward-looking statements involve risks and uncertainties including without limitation, the risk that the research of Iconix will not progress as anticipated, that the collaboration and joint research efforts of Microcide and Iconix will be terminated or otherwise prove to be unsuccessful, that Iconix will not obtain sufficient future funding, and that Microcide's ownership in Iconix may be diluted. For a discussion of other risks and uncertainties affecting Microcide's business, see the Company's annual report on Form 10-K for the year ended December 31, 1996. Actual results and timing of certain events could differ materially from those indicated in the forward-looking statements as a result of these or other factors.

Investor Contact:  Matthew J. Hogan, Chief Financial Officer, 650-428-3557



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